SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2023

KeyStar Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-252983	85-0738656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

78 SW 7th Street, Suite 800 Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (866) 783-9435

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2021, KeyStar Corp’s (the “Company,” “we,” “us,” “our”) board of directors (the “Board”) approved a stock option plan providing for stock grants and options to purchase shares of our common stock to be awarded, at the discretion of the Board, to our director’s officers, employees, advisors and contractors as part of our wider approach to hire and retain the services of qualified individuals (the “2021 Plan”). The 2021 Plan was subject to approval of our stockholders within 12 months of the Board’s approval. We did not seek approval of the 2021 Plan from our stockholders on or before December 28, 2022, and no awards of any type were granted under the 2021 Plan.

On April 10, 2023, the Board terminated the 2021 Plan and approved a new stock option plan for our director’s officers, employees, advisors and contractors containing the same terms and conditions as the 2021 Plan (the “2023 Plan”). The 2023 Plan is also subject to approval of our stockholders within 12 months from the date of the Board’s approval. In connection with approval of the 2023 Plan, the Board granted Incentive Stock Options (“ISOs”) and Nonstatutory Stock Options (“NSOs”) under the 2023 Plan to employees and advisors of the Company to purchase a total of 3,250,000 shares of our common stock at an exercise price of $0.50 per share (the “Awards”). As part of the Awards, our CEO, Mark Thomas, was granted 800,000 ISOs and 200,000 NSOs, and our CFO, Anthony Fidaleo, was granted 250,000 ISOs (collectively, the “Officer Awards”). The Officer Awards vest as to 25% of the shares on June 16, 2023. Thereafter, the Officer Awards will further vest as to 1/48th of the shares on the 16th day of each month, beginning July 16, 2023, for a period of 36 months; provided all vesting is subject to the officer having provided continuous service to us or a related corporation through each such vesting date.

The 2023 Plan provides eligible participants with benefits consisting of one or more of the following: ISOs, NSOs and bonuses in the form of our common stock (“Stock Bonuses”). The Board or a committee of directors will administer the 2023 Plan and determine what employees or officers will receive an award under the 2023 Plan. ISOs, which are intended to be compliant with Section 422 of the Internal Revenue Code, may be awarded only to our employees. NSOs and Stock Bonuses are not subject to Section 422 of the Internal Revenue Code and can be awarded to employees and non-employee.

As with the 2021 Plan, the aggregate number of shares of our authorized but unissued common stock that can be awarded under the 2023 Plan is 5,960,000, whether in the form ISOs, NSOs, or Stock Bonuses (or a combination thereof). Awards can be issued under the 2023 Plan for ten years from the date the Board approved the 2023 Plan. ISOs may be exercised during a period no longer than ten years from the date of the award (five years for individuals who own more than 10% of the combined voting power of the Company). NSOs may be exercised for a maximum period of ten years from the date of the award. ISOs and NSOs may not be exercised after the earlier of the following: (a) in the event of termination for cause (as defined by the 2023 Plan): the date of termination; (b) in the event of termination due to death or disability: the earlier of the ISO or NSO’s expiration or one year after the termination due to death or disability; or (c) in the event of termination for any other reason: three months following the date of termination.

The foregoing summary of the 2023 Plan and the Officer Awards are qualified in their entirety by reference to the full text of the 2023 Plan, Stock Option Award Agreement, Notice of Incentive Stock Option and Notice of Nonstatutory Stock Option which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated by reference herein. You are urged to read said exhibits attached hereto in their entirety.

Item 9.01Financial Statements and Exhibits

(d)Exhibits.

Exhibit No.	Description
10.1	KeyStar Corp. 2023 Stock Plan
10.2	KeyStar Corp. Stock Option Award Agreement Form
10.3	KeyStar Corp. Notice of Incentive Stock Option Grant Form
10.4	KeyStar Corp. Notice of Nonstatutory Stock Option Grant Form
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2023	KEYSTAR CORP.

By: /s/ Anthony J. Fidaleo
Anthony J. Fidaleo, CFO